UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2025

ALLARITY THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41160	87-2147982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA 02108
(Address of principal executive offices)

(401) 426-4664
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Settlement in Principle

As previously disclosed, Allarity Therapeutics, Inc. (the “Company”) has been the subject of an investigation (the “Investigation”) by the Securities and Exchange Commission (the “SEC”) which relates to the Company’s disclosures regarding meetings with the United States Food and Drug Administration (the “FDA”) regarding the Company’s New Drug Application ("NDA") for Dovitinib or Dovitinib-DRP, which was submitted to the FDA in 2021.

The Company has reached an agreement in principle with the SEC staff to resolve the Investigation with respect to the Company. Under the terms of the settlement, the Company would consent, without admitting or denying the SEC’s findings, to the entry of an administrative cease-and-desist order.  This order would resolve the SEC’s investigation with findings of violations of non-scienter based charges under Sections 17(a)(2) and (3) of the Securities Act of 1933, and Section 13(a) of the Securities Exchange Act of 1934 and Rules 12b-20, 13a-11, and 13a-13 under the Exchange Act. As part of the settlement, the Company would also pay a one-time civil penalty of $2,500,000 and the Company would agree to fully cooperate with the SEC in any litigation going forward. This agreement in principle with the SEC staff remains subject to mutual agreement on the final language of the settlement documents and approval by the SEC. Accordingly, the Company emphasizes that there is no assurance that the settlement will be finalized or approved on the terms set forth above, or at all. The Company will file additional updates as appropriate once the settlement process is finalized.

As disclosed previously, Allarity understands that three of its former officers received Wells Notices. The three former officers who received a Wells Notice related to this matter are no longer with the Company, nor were they at the time of receipt of the Wells Notice. While the Company has reached an agreement in principle on its own behalf it may have certain potential indemnification obligations with respect to these individuals for their costs incurred for the SEC investigation and any subsequent litigation by the SEC directly against the former officers. The Company, however, has insurance coverage in place once up to $3.5 million has been incurred. Through the end of 2024, the Company has accrued or paid in cash an aggregate of approximately $1.8 million in fees and expenses for the representation of former officers and the Company will seek to apply this amount to that $3.5 million retention.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

Date: January 30, 2025	By:	/s/ Thomas H. Jensen
Thomas H. Jensen
Chief Executive Officer